EXHIBIT 99.1

Quanex Building Products Corporation Fiscal 2011 Third Quarter Results

Performance, Before Certain Special Items, In-Line With Prior Year

Repurchased 169,600 Shares of Common Stock for $2.8 million

Truseal Instituted an Oil Based Raw Material Surcharge

HOUSTON, Aug. 25, 2011 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading manufacturer of engineered materials, components and systems serving domestic and international window and door OEMs through its Engineered Products and Aluminum Sheet Products groups, today released fiscal 2011 third quarter results for the period ending July 31, 2011. Net sales were $252.4 million, 12% higher than a year ago, due primarily to the acquisition of Edgetech.

Quanex reported diluted earnings from continuing operations of $0.24 per share, which included $0.01 per share from Edgetech's results. The $0.24 per share also included special expense items totaling $0.06 per share. In the third quarter of 2010, diluted earnings from continuing operations were $0.27 per share, which included special expense items of $0.02 per share. Excluding results of Edgetech and special expense items, third quarter 2011 earnings were even to a year ago.

Engineered Products Group (EPG) is focused on providing window and door OEMs with fenestration components, products, and systems. Key end markets are residential repair & remodel (R&R) and new home construction. Third quarter net sales were $124.1 million, which included $23.7 million of net sales from Edgetech. Excluding Edgetech, net sales were nearly flat compared to the third quarter of 2010, which had the benefit of a $1500 energy efficient window tax credit program. There were no similar tax credits in the third quarter of 2011.

Third quarter operating income was $14.1 million, which included $1.0 million of operating income from Edgetech. Edgetech's results were negatively impacted in the quarter by a step-up in inventory expense of $0.7 million related to the purchase method of accounting. Excluding Edgetech, operating income was equal to the third quarter of 2010 despite headwinds in the end markets. EPG experienced higher raw material costs in the quarter, which were generally offset by higher prices, surcharges and productivity improvements. Truseal, one of the company's warm edge, insulating glass spacer divisions, initiated an oil based raw material surcharge effective May 1. The surcharge helped Truseal offset the rising cost of butyl, a key raw material of the business.

	3rd qtr 2011	3rd qtr 2010
Net sales	$124.1	$101.7
Operating income	$14.1	$13.1
(in millions)

Quanex believes there is value in measuring its sales performance against industry indexes. EPG compares its sales to US window shipments as reported by Ducker Worldwide, a market intelligence firm. For the 12 months ended July 31, 2011, EPG sales (excluding acquisitions) were down 1% compared to the previous 12 months, versus US window shipments that were down 6%. With the coupling of excellent businesses like Edgetech, the company is confident its long term initiatives will allow EPG to outperform the industry.

Edgetech Integration

With Quanex's purchase of Edgetech, its successful integration into EPG remains a high priority. Excellent progress was made in the quarter and the integration activities remain on schedule. As previously announced, Michael Hovan, Edgetech's past president, assumed the lead role for the sales and marketing team at EPG. A review of that organization's structure was undertaken, and from that evaluation, changes were made to ensure the fullest extent of EPG's value proposition (design/engineering/sales/logistics) is at the disposal of both current and future customers.

Aluminum Sheet Products Group is a leading provider of aluminum sheet through its Nichols Aluminum operation. Key end markets are residential repair & remodel (R&R) and new home construction. Shipments, net sales and operating income in the third quarter were 80 million pounds, $132.1 million and $7.4 million, respectively. Net sales were higher than a year ago due primarily to higher aluminum prices.

Both shipments and operating income were lower compared to the year ago quarter due to weaker demand for residential building & construction sheet. Operating income was further impacted by higher repair & maintenance costs and reduced value-added painted shipments compared to a year ago. Nichols' spread (sales less material costs) was up 13% and 4% from the year ago quarter and the sequential second quarter, respectively, due to aluminum prices that rose faster than material costs.

	3rd qtr 2011	3rd qtr 2010
Net sales	$132.1	$127.6
Operating income	$7.4	$8.9
Shipped pounds	80	90
(in millions)

Nichols Aluminum compares its shipments to the industry's non-can sheet shipments as reported by the Aluminum Association. In the third quarter, Nichols' shipments were down 11% from a year ago, versus Association shipments that were up 4%. Nichols' underperformance is attributed to weaker building and construction demand, where it has a large presence, compared to stronger distribution and transportation demand, where it has a smaller presence.

Corporate and Other Items

Corporate expenses in the quarter were $6.9 million and included, in part, the following items: acquisition related expenses; ERP program expenses; stock based compensation expenses; LIFO expense.

Cash Position

Quanex had a cash balance of $62.4 million and total debt outstanding stood at $1.7 million at the end of the quarter. Cash provided by operating activities from continuing operations for the nine months ended was $9.9 million. The company's $270 million revolving credit facility remained untapped, but due to the facility's EBITDA covenant requirements, the available capacity at quarter end was approximately $204 million. Future uses of cash could be to fund organic growth activities, pay common stock dividends, make acquisitions, and repurchase outstanding shares. During the third quarter, Quanex purchased 169,600 shares of common stock at an average price of $16.42, including commissions. From the end of the third quarter through August 24, the company purchased an additional 239,050 shares of common stock at an average price of $12.21, including commissions.

Business Outlook

Stagnant home construction and R&R activity, high levels of homes available for sale, high unemployment and a tight credit market continues to create a difficult business environment for Quanex. A case for a lack of recovery in the housing market in 2012 continues to build, and the company now anticipates flat to reduced customer demand in the coming quarters. In light of these new expectations, 2011 segment guidance has been reduced at the Aluminum Sheet Products Group.

For 2011, operating income guidance for the Aluminum Sheet Products Group is estimated at about $22 million, compared to previous guidance of about $25 million. The Group earned $30 million in 2010. Operating income in 2011 is down from 2010 due to reduced mill-finished shipments, reduced painted shipments and higher costs, offset somewhat by a higher spread.

For 2011, operating income guidance for the Engineered Products Group is unchanged at about $30 million (excludes an estimated $2 million from Edgetech's results). The Group earned $34 million in 2010. Operating income in 2011 is down from 2010 due to expenses associated with the Group's long term growth initiatives, and higher raw material costs.

Segment guidance excludes certain 2011 expenses that are detailed in the table below:

(in millions)	Quanex (excluding Edgetech)	Acquisition Related Items	Total Quanex

Corporate expenses	$ 24.0	$ 4.0	$ 28.0
LIFO charge (income)	$ 5.0	$ --	$ 5.0
Capital expenditures	$ 25.0	$ 2.0	$ 27.0

Corporate expenses and capital expenditures include $2 million and $6 million, respectively, of costs associated with the launch of Quanex's $30 million, multi-year ERP program.

Non-GAAP Financial Measures

Income from Continuing Operations before special items is a non-GAAP financial measure. The company believes this non-GAAP financial measure provides a consistent basis for comparison between periods and enhances the understanding of the performance of its operations.

Set forth below is a reconciliation of reported income from continuing operations and reported diluted earnings per share from continuing operations to income from continuing operations before special items and diluted earnings per share from continuing operations before special items. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Three months ended July 31,
	2011		2010
(in millions except diluted EPS)	Income	Diluted EPS	Income	Diluted EPS

Income (loss) from continuing operations, as reported	$ 9.0	$ 0.24	$ 10.4	$ 0.27

After tax Non-GAAP adjustments:
LIFO charge (income)	$ 1.2	$ 0.03	$ 0.6	$ 0.02
Acquisition related costs	$ 0.9	$ 0.02	$ --	$ --
ERP program costs	$ 0.2	$ 0.01	$ --	$ --
Income from continuing operations, excluding special items	$ 11.3	$ 0.30	$ 11.0	$ 0.29

Organic Growth Initiatives

EPG's organic programs are focused on driving profitable growth through one sales and marketing organization, coupled with the engineering collaboration of its family of businesses: Mikron, Homeshield, Truseal and Edgetech. Activities are focused on both national and regional window and door companies. EPG is also collectively working to develop new products and systems that provide its customers with the latest innovations in energy efficiency.

On September 12-14, 2011, Quanex will be exhibiting at GlassBuild America, the largest gathering of glass, window and door components companies in North America. Quanex will be highlighting its components, products, and systems, as well as communicating its new marketing strategy to national and regional window and door companies.

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable September 30, 2011, to shareholders of record on September 15, 2011.

Financial Statistics as of 07/31/11

Book value per common share: $11.80; Total debt to capitalization: 0.4%; Return on invested capital: 2.6%; Actual number of common shares outstanding: 37,312,532.

Definitions

Book value per common share – calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization – calculated as the sum of both the current and long-term portion of debt, as of balance sheet date, divided by the sum of both the current and long-term portion of debt plus total stockholders' equity as of balance sheet date;

Return on invested capital – calculated as the total of the prior 12 months net income plus prior 12 months after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters average total debt (current and long term) and total stockholders' equity.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, references to synergies derived from the acquisition of Edgetech, future operating results and financial condition of Quanex and Edgetech and future uses of cash. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

QUANEX BUILDING PRODUCTS CORPORATION
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three months ended July 31,			Nine months ended July 31,
2011	2010		2011	2010
		Net Sales:
$124,119	$101,746	Engineered Products	$290,623	$259,272
132,130	127,600	Aluminum Sheet Products	334,328	326,252
256,249	229,346	Building Products	624,951	585,524

(3,836)	(4,143)	Eliminations	(9,618)	(9,513)

$252,413	$225,203	Net Sales	$615,333	$576,011

		Operating Income (Loss):
$ 14,146	$ 13,131	Engineered Products	$ 15,411	$ 22,969
7,417	8,866	Aluminum Sheet Products	14,027	19,732
21,563	21,997	Building Products	29,438	42,701

(6,926)	(5,798)	Corporate and Other	(24,752)	(18,976)

$ 14,637	$ 16,199	Operating Income (Loss)	$ 4,686	$ 23,725

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

Three months ended July 31,			Nine months ended July 31,
2011	2010		2011	2010

$252,413	$225,203	Net sales	$615,333	$576,011
209,667	184,799	Cost of sales (exclusive of items shown separately below)	524,834	478,559
18,912	17,566	Selling, general and administrative	61,230	52,719
9,197	6,639	Depreciation and amortization	24,583	21,008
14,637	16,199	Operating income (loss)	4,686	23,725
(110)	(106)	Interest expense	(341)	(333)
(311)	997	Other, net	127	2,502
14,216	17,090	Income (loss) from continuing operations before income taxes	4,472	25,894
(5,200)	(6,661)	Income tax benefit (expense)	(1,573)	(9,998)

9,016	10,429	Income (loss) from continuing operations	2,899	15,896

--	(148)	Income (loss) from discontinued operations, net of taxes	(12)	(1,108)
$ 9,016	$ 10,281	Net income (loss)	$ 2,887	$ 14,788

		Basic earnings per common share:
$ 0.24	$ 0.28	Earnings (loss) from continuing operations	$ 0.08	$ 0.43
--	--	Income (loss) from discontinued operations	--	(0.03)
$ 0.24	$ 0.28	Basic earnings (loss) per share	$ 0.08	$ 0.40

		Diluted earnings per common share:
$ 0.24	$ 0.27	Earnings (loss) from continuing operations	$ 0.08	$ 0.42
--	--	Income (loss) from discontinued operations	--	(0.03)
$ 0.24	$ 0.27	Diluted earnings (loss) per share	$ 0.08	$ 0.39

		Weighted average common shares outstanding:
37,125	37,350	Basic	37,103	37,349
37,684	37,983	Diluted	37,710	37,882

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

July 31, 2011		October 31, 2010
	Assets
$ 62,420	Cash and equivalents	$ 187,178
100,829	Accounts receivable, net	87,007
65,296	Inventories	45,200
13,210	Deferred income taxes	10,547
8,916	Prepaid and other current assets	8,229
--	Current assets of discontinued operations	462
250,671	Total current assets	338,623
157,118	Property, plant and equipment, net	135,517
8,512	Deferred income taxes	30,563
69,611	Goodwill	25,189
91,081	Intangible assets, net	44,668
17,340	Other assets	16,690
$594,333	Total assets	$ 591,250
	Liabilities and stockholders' equity
$ 75,586	Accounts payable	$ 70,986
36,856	Accrued liabilities	43,447
746	Income taxes payable	--
352	Current maturities of long-term debt	327
--	Current liabilities of discontinued operations	30
113,540	Total current liabilities	114,790
1,323	Long-term debt	1,616
4,631	Deferred pension and postretirement benefits	3,667
11,322	Non-current environmental reserves	12,027
23,351	Other liabilities	17,718
154,167	Total liabilities	149,818
440,166	Total stockholders' equity	441,432
$594,333	Total liabilities and stockholders' equity	$ 591,250

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine months ended July 31,
	2011	2010
Operating activities:
Net income (loss)	$ 2,887	$ 14,788
(Income) loss from discontinued operations	12	1,108

Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	24,635	21,060
Gain on bargain purchase	--	(1,272)
Deferred income taxes	(295)	6,524
Stock-based compensation	3,599	3,218

Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in accounts receivable	(4,991)	1,601
Decrease (increase) in inventory	(9,778)	(5,788)
Decrease (increase) in other current assets	244	(889)
Increase (decrease) in accounts payable	(2,801)	7,961
Increase (decrease) in accrued liabilities	(6,879)	5,084
Increase (decrease) in income taxes payable	(1,392)	11,934
Increase (decrease) in deferred pension and postretirement benefits	965	(2,706)
Other, net	3,686	1,533

Cash provided by (used for) operating activities from continuing operations	9,892	64,156

Cash provided by (used for) operating activities from discontinued operations	(68)	(415)
Cash provided by (used for) operating activities	9,824	63,741
Investing activities:
Acquisitions, net of cash acquired	(110,845)	(1,590)
Capital expenditures	(16,969)	(11,779)
Proceeds from property insurance claim	--	392
Proceeds from executive life insurance	683	--
Other, net	75	40
Cash provided by (used for) investing activities from continuing operations	(127,056)	(12,937)
Cash provided by (used for) investing activities from discontinued operations	--	90
Cash provided by (used for) investing activities	(127,056)	(12,847)
Financing activities:
Repayments of long-term debt	(333)	(319)
Common stock dividends paid	(4,500)	(3,775)
Issuance of common stock from stock option exercises, including related tax benefits	1,089	495
Purchase of treasury stock	(4,289)	(2,169)
Other, net	392	(235)
Cash provided by (used for) financing activities from continuing operations	(7,641)	(6,003)
Cash provided by (used for) financing activities from discontinued operations	(392)	235
Cash provided by (used for) financing activities	(8,033)	(5,768)
Effect of exchange rate changes on cash and equivalents	47	23

LESS: (Increase) decrease in cash and equivalents from discontinued operations	460	90
Increase (decrease) in cash and equivalents from continuing operations	(124,758)	45,239
Cash and equivalents at beginning of period	187,178	123,499
Cash and equivalents at end of period	$ 62,420	$ 168,738
CONTACT: Financial Contact: Jeff Galow, 713-877-5327;
         Media Contact: Valerie Calvert, 713-877-5305
         www.quanex.com